EXHIBIT 99.1

COMMUNITY WEST BANCSHARES

445 PINE AVENUE, GOLETA, CA 93117

FOR IMMEDIATE RELEASE
CONTACT:   CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:     805-692-4409
E-MAIL:    CBALTUSKONIS@GOLETA.COM
URL:       HTTP://WWW.COMMUNITYWEST.COM
SYMBOL:    CWBC


COMMUNITY WEST BANCSHARES (CWBC) ANNOUNCES THAT EARNINGS INCREASED 151% TO $.15 PER SHARE FOR 2004 FIRST QUARTER

Goleta, California, April 20, 2004 - Community West Bancshares (Company) today announced operating results for the first quarter of 2004.

                                EARNINGS SUMMARY

For the quarter ended March 31, 2004 (2004 Q 1), the Company recorded net income of $874,000, or $.15 per share (basic and diluted), compared to net income of $348,000, or $.06 per share (basic and diluted), for the quarter ended March 31, 2003 (2003 Q 1). This represents a 151% increase in net income for 2004 Q 1 compared to 2003 Q 1, and a 93% increase in sequential net income from the $452,000 reported for the quarter ended December 31, 2003.

NET  INTEREST  INCOME
---------------------

Net interest income before provision for loan losses increased to $3,222,000 for 2004 Q 1 from $2,561,000 for 2003 Q 1. While total interest income for the comparative periods was virtually unchanged, and interest expense on deposits decreased only slightly, interest expense on the Securitized bonds declined to $737,000 from $1,392,000, as the Company continues to benefit from the paydowns of the Securitized bonds, thus serving to reduce the Company's cost of funds. The average balance on the Securitized bonds declined to $24,657,000 for 2004 Q 1 from $48,325,000 for 2003 Q 1, and it has generally been replaced by more inexpensive sources such as deposits and repurchase agreements.

PROVISION  FOR  LOAN  LOSSES
----------------------------

The provision for loan losses was $95,000 for 2004 Q 1 compared to $344,000 for 2003 Q 1. Overall, the credit quality continues to improve due primarily to the Company's tightened credit underwriting standards and the discontinuance of certain aforementioned loan products. In addition, the securitized loan portfolio continues to stabilize and pay down.

NON-INTEREST  INCOME  AND  NON-INTEREST  EXPENSES

Non-interest income declined to $2,434,000 for 2004 Q 1 from $2,669,000 for 2003 Q 1. The most significant factor was the comparative industry-wide decline in mortgage-related business.


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However,  this  business decline and the general ongoing internal cost reduction emphasis contributed to a decrease in non-interest expenses to $4,076,000 in 2004 Q 1 from $4,355,000 in 2003 Q 1.

                                     CAPITAL

As of March 31, 2004, the Company had $35,317,000 in equity capital, or 11.20% of consolidated total assets, and book value per share was $6.18.

               COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "We are extremely pleased with the results for 2004 Q 1, especially in light of the continued difficult interest rate environment for the banking industry. We remain focused on our business model and core competencies, and believe our Company is well positioned to take advantage of our business prospects. The Company's interest margin has stabilized and now is improving, and we continue to successfully manage the credit portfolio and non-interest expenses. 2004 Q 1 is the Company's seventh consecutive profitable quarter."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Goleta National Bank, soon to be known as Community West Bank, which has two full service branches, in Goleta and Ventura, and a loan production office in Santa Maria, California. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.


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
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in 000's, except share and per share data)

                                                     Quarter Ended March 31,
                                                     -----------------------
                                                        2004        2003
                                                     ----------  ----------
Interest income                                      $    5,161  $    5,179
Interest expense                                          1,939       2,618
                                                     ----------  ----------
Net interest income                                       3,222       2,561
Provision for loan losses                                    95         344
                                                     ----------  ----------
Net interest income after provision for loan losses       3,127       2,217

Non-interest income                                       2,434       2,669
Non-interest expenses                                     4,076       4,355
                                                     ----------  ----------
Income before income taxes                                1,485         531
Provision for income taxes                                  611         183
                                                     ----------  ----------

                NET INCOME                           $      874  $      348
                                                     ==========  ==========

Earnings per share:
     Basic                                           $     0.15  $     0.06
     Diluted                                               0.15        0.06

Weighted average shares:
     Basic                                            5,707,415   5,690,224
     Diluted                                          5,834,439   5,711,031

***************************************************************************

Selected average balance sheet items
------------------------------------

Average assets                                       $  310,156  $  296,525
Average gross loans                                     253,970     248,462


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
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in 000's, except share and per share data)

                                                                             December 31,
                                                            March 31, 2004      2003
                                                           ----------------  -----------
Cash and cash equivalents                                  $        14,484   $   22,056
Interest-earning deposits in other financial institutions              594          792
Investment securities                                               25,343       20,468
Loans:
  Held for sale                                                     44,643       42,038
                                                           ----------------  -----------
  Held for investment                                              184,512      169,526
    Less: Allowance                                                 (2,858)      (2,652)
                                                           ----------------  -----------
    Net held for investment                                        181,654      166,874
                                                           ----------------  -----------
  Securitized loans                                                 34,016       37,386
    Less: Allowance                                                 (1,515)      (2,024)
                                                           ----------------  -----------
    Net securitized loans                                           32,501       35,362
                                                           ----------------  -----------
      NET LOANS                                                    258,798      244,274
                                                           ----------------  -----------

Other assets                                                        16,079       16,660
                                                           ----------------  -----------

      TOTAL ASSETS                                         $       315,298   $  304,250
                                                           ================  ===========

Deposits                                                   $       237,358   $  224,855
Bonds payable                                                       22,876       26,100
Repurchase agreements                                               14,255       14,394
Other liablities                                                     5,492        4,570
                                                           ----------------  -----------
      TOTAL LIABILITIES                                            279,981      269,919

Stockholders' equity                                                35,317       34,331
                                                           ----------------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                           $       315,298   $  304,250
                                                           ================  ===========

Shares outstanding                                               5,710,969    5,706,769

Book value per share                                       $          6.18   $     6.02

****************************************************************************************

Nonaccrual loans                                           $         7,875   $    7,174
SBA guaranteed portion                                              (4,839)      (4,106)
                                                           ----------------  -----------

Nonaccrual loans, net                                      $         3,036   $    3,068


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